Exhibit 99.1

NextPlat Announces Reverse Stock Split to Regain Compliance with Nasdaq’s Bid Price Requirement

HALLANDALE BEACH, FL – March 27, 2026 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global consumer products and services company providing healthcare and technology solutions through e-commerce and retail channels worldwide, today announced that its Board of Directors has approved a 1-for-10 reverse stock split of the Company’s issued and outstanding common stock. The reverse stock split is expected to become effective at 12:01 a.m. Eastern Time on April 6, 2026, with trading on a split-adjusted basis beginning on The Nasdaq Capital Market upon the commencement of trading on Tuesday, Aplri 6, 2026 under the Company’s existing ticker symbol, “NXPL.”

At the effective time, every 10 shares of NextPlat’s issued and outstanding common stock will automatically be combined into one share of common stock. The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from 27,026,215 shares to approximately 2,702,621 shares, subject to adjustment for fractional shares. The number of authorized shares of common stock and preferred stock under the Company’s amended and restated certificate of incorporation, as amended, will not be reduced in connection with the reverse stock split.

The reverse stock split was previously approved by the Company’s stockholders at the special meeting of stockholders held on March 27, 2026, which authorized the Board of Directors to implement a reverse split. The Board determined that implementing the reverse split at this time is appropriate to regain compliance with the minimum bid price requirement for maintaining the listing of the Company’s common stock on The Nasdaq Capital Market and to broaden potential investor interest.

No fractional shares will be issued in connection with the reverse stock split. Any fractional shares of common stock resulting from the reverse stock split will be cashed out. The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company, except for adjustments related to fractional shares. The reverse split will also proportionately adjust the number of shares available under the Company’s equity incentive plans and the exercise price and number of shares underlying outstanding stock options, warrants, and other equity awards, in each case in accordance with their terms.

Equity Stock Transfer is acting as the exchange agent for the reverse stock split. Stockholders holding shares in book-entry form or through a brokerage account will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take any action. The new CUSIP number for the Company’s common stock following the reverse stock split will be 68557F308.

For more information about NextPlat, please visit www.NextPlat.com and connect with us on Facebook, LinkedIn and X.

About NextPlat Corp

NextPlat is a global consumer products and services company providing healthcare and technology solutions through e-Commerce and retail channels worldwide. Through acquisitions, joint ventures, and collaborations, the Company seeks to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-Commerce presence and revenue. NextPlat currently operates an e-Commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net